UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 29, 2012

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Item 5.02(d).  Appointment of Director.  On March 1, 2012, the Board of Directors (“Board”) of The Cheesecake Factory Incorporated (“Company”) appointed Laurence B. Mindel to serve as a member of the Board, effective March 2, 2012, to fill an existing vacancy on the Board created by the passing of Allen Bernstein on November 1, 2011.  In addition to his appointment to the Board, Mr. Mindel will serve on the Board’s Compensation Committee (“Compensation Committee”) and Corporate Governance and Nominating Committee.  His term will expire at the 2012 annual meeting of stockholders to be held on May 31, 2012, and he will be subject to election by our stockholders at that meeting.

Item 5.02(e). Performance Incentive Plan Payments for Fiscal 2011.  On February 29, 2012, the Compensation Committee approved the payment of the following performance achievement awards (“Awards”) for fiscal 2011 to certain executive officers of the Company under the Company’s Amended and Restated Annual Performance Incentive Plan approved by the Company’s stockholders on June 2, 2010 (the “Performance Incentive Plan”), a summary of the material terms of which was disclosed by the Company on Form 8-K filed with the SEC on February 14, 2011:

Name	Amount of Award	Award as a Percentage of 2011 Salary
David Overton,	$658,800	72%
Chairman and Chief Executive Officer

Michael Jannini	$316,400	56%
President

W. Douglas Benn	$207,648	48%
Executive Vice President and Chief Financial Officer

Debby R. Zurzolo	$194,160	48%
Executive Vice President, General Counsel and Secretary

Max S. Byfuglin	$77,865	21.75%
President, The Cheesecake Factory Bakery Incorporated

Performance Incentive Plan for Fiscal 2012.  On February 29, 2012, the Compensation Committee approved performance incentive targets for fiscal 2012 under the Performance Incentive Plan.  For executive officers other than Mr. Byfuglin, 75% of Awards will be based upon achievement of a Company consolidated operating income objective and 25% of Awards will be based on achievement of a Company threshold consolidated operating income objective and additional strategic objectives.  For Mr. Byfuglin, 50% of his Award will be based on achievement of a bakery division financial objective, 25% of his Award will be based on achievement of a Company consolidated operating income objective, and 25% of his Award will be based on achievement of a Company threshold consolidated operating income objective and additional strategic objectives related to the bakery operations.  Each of the performance incentive targets was selected from a stockholder-approved list of performance incentive targets under the Company’s Performance Incentive Plan approved by its stockholders at the 2010 annual meeting of stockholders.

Executives participating in the Performance Incentive Plan for fiscal 2012 will have an opportunity to earn an Award ranging from 0% to 175% of their performance incentive target.  Payment of

Awards is subject to the Company’s ability to accrue for such Awards and to the Compensation Committee’s determination that the specified strategic and operational objectives were satisfied.  The maximum Awards as a percentage of base salary payable under the Performance Incentive Plan for fiscal 2012 to the following executive officers of the Company, if the performance incentive targets are achieved at the target levels or at the highest levels for fiscal 2012, respectively, are as follows:

Name	Base Salary for Fiscal 2012	Performance Incentive Target as a Percentage of Salary	Maximum Potential Award as a Percentage of Salary
David M. Overton	$960,000	100%	175%

Michael Jannini	$585,000	75%	131.3%

W. Douglas Benn	$448,000	65%	113.8%

Debby R. Zurzolo	$418,000	65%	113.8%

Max S. Byfuglin	$373,000	65%	113.8%

The maximum Award payable in any fiscal year to an executive officer under the Performance Incentive Plan is $2.5 million.  There is no assurance that the Company will achieve the performance incentive targets established by the Compensation Committee in any fiscal year.

Item 502 (e).  Amendment of Overton Employment Agreement.  On February 29, 2012, the Compensation Committee approved an amendment (“Amendment”) to the employment agreement effective June 30, 2009, between the Company and David M. Overton, the Company’s Chairman of the Board and Chief Executive Officer (“Employment Agreement”) that extended the term of the Employment Agreement through December 31, 2013 and provided that any further extension of the Employment Agreement shall be by mutual consent of the Company and Mr. Overton .  A copy of the Amendment is attached hereto as Exhibit 10.1.

ITEM 8.01             OTHER EVENTS

On February 29, 2012, Board member Jerome I. Kransdorf was elected Lead Director by the Board’s independent directors.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

10.1	Form of First Amendment to Employment Agreement between The Cheesecake Factory Incorporated and David M. Overton, dated February 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2012	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ Cheryl M. Slomann
Cheryl M. Slomann
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Form of First Amendment to the Employment Agreement between The Cheesecake Factory Incorporated and David M. Overton, dated February 29, 2012